Confidentiality Agreement

The confidentiality agreement (the “agreement”) is concluded by the following two parties in Changning District of Shanghai on May 30, 2016:

(a) Shandong Yin Qiao Guarantee Limited Company (“Company A”), which is a company registered and set up in __________, and the address is _____________________________.

(b) Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Company B”), which is a company registered and set up in __________, and the address is _____________________________.

Either Company A or Company B is individually called “a party”, and both collectively called as “both parties”.

1. Preface

Whereas,

Company B has already cooperated or will cooperate with Company A and/or Company A’s associated companies. Company A must provide Party B with financial statements and other confidential information (defined below) of Company A and/or its associated parties from time to time according to appointments of related documents or requirements of Company B.

For that reason, both parties hereby agree as follows according to the obligation for the confidential information:

2. Confidential information

For the purpose of the agreement, “confidential information” refers to the financial statements and other information of Company A and/or the associated parties thereof, which may be provided to Company B by Company A from time to time based on the related documents of Company A or the requirements of Company B, including but not limited to the financial information, price strategies, customer lists, software, strategic business plans, market strategies, trade secrets and information combined with formulas, processes, styles and methods, records and specification assemblies about Company A and/or the associated parties thereof , which are owned or controlled by Company A and/or the associated parties thereof. The “associated parties” of Company A refer to any individual or entity that directly or indirectly control Company A, is directly or indirectly controlled by Company A or is under common control with Company A, or any entity that is managed or counseled by Company A or any above entities.

Whereas,

For the purpose of the agreement, the following information shall not be regarded as confidential information herein: if related information, (1) is already known by the public at the time of disclosure; (2) has already been known by the public after the disclosure (except those disclosed by behaviors of Company B); (3) is disclosed by Company B according to the requirements of legislation, provided that Company B reasonably sends a written notice about the information disclosed in advance; (4) is independently developed by Company B and is not related to the confidential information (e.g. without consultation or reference to the confidential information); or (5) is not the information legitimately provided to Company B by a third party (the third party does not assume the obligation of confidentiality) and the disclosures do not violate the obligation of confidentiality of the agreement or others.

3. Non-disclosures

Company B must not disclose any confidential information to others (except for the representatives who reasonably need to know such information) or use the information in any way before formally affirmation of substantial cooperation.

Company B shall insure that the representatives of Company B who have rights to touch the confidential information based on the agreement must not disclose any confidential information to any third party. For the purpose of the agreement, the “representatives” mean any director, senior management, employee, legal adviser and auditor of a party.

On the basis that the knowledge needed is the premise of disclosures of confidential information and the party who receives the confidential information knows that the information is confidential and should assume the obligations of confidentiality similar with the obligations herein, Company A agrees that Company B communicates or discloses the confidential information herein to the branches, sub-companies and related parties of Company B; In addition, the company further agrees that Company B can communicate or disclose the confidential information to any supplier of Company B with the written consent of Company A (The supplier shall assume the obligations of confidentiality similar with the obligations herein of Company B).

4. Return of confidential materials

Company B shall do the following things under receiving the written requirements from Company A on the date of finishing of the project plan or the date of stopping negotiation or the date of stopping participating in the project:

(1) Returning and destroying all documents and other materials, including confidential information owned or controlled by Company B or directors, managers, employees, staffs or professional advisors of Company B and can be returned or destroyed (including copies thereof); and

(2) Destroying all confidential information of Company B or confidential information stored in computers, word processors or other similar tools. But Company B must reserve a copy of confidential information according to the rules of decrees, courts, government agencies or the internal audit program of the company; and keep any computer records and saving file containing confidential information stored with the automatic storages and reproducers of the company.

Company B has known the obligations under the confidentiality agreements and must not discharge the obligations because of the above returning and destruction of confidential information.

5. Obligations of confidentiality

Company B shall take proper measures to keep secret all the confidential information of Company A and the associated parties.

6. Breach of contract

If either party cannot fulfill or incompletely fulfill the obligations of confidentiality herein, the delinquent party shall assume compensation responsibilities for the damages caused to the observant party.

7. Execution and confidentiality period

The agreement takes effect from the time when the legal representatives or authorized representatives of both parties sign and seal on it. The confidentiality period is from the effective time of the agreement to the following later time:

(1)	The close date of the cooperative transaction; or

(2)	Two years after the date when the confidentiality agreement is concluded.

Termination of the agreement does not affect any right or obligation arising before termination.

8. Applicable laws

The agreement shall be explained and carried out according to laws of the People’s Republic of China (excluding Hong Kong, Macao and Taiwan).

9. Dispute resolution

Both parties can solve disputes occurring in the process of performance through consultation. If no agreement is reached upon the consultation, the dispute shall be prosecuted to the people’s court with jurisdiction.

10. Notice

Any notice and other communication shall be made in written form according to the agreement and shall be considered as being effectively serviced under the following conditions: (a) when the notice is specially delivered to the party by a person specially assigned; (b) after five (5) days after registered letters requiring receipts and prepaid postages or registered letters with service return receipts are sent out; or (c) after three days after the notices are handed to the next day express recognized internationally and the written confirmation has been received. Notices shall be sent to the following mailing addresses or fax numbers or e-mail addresses, or to other mailing addresses or fax numbers or e-mail addresses confirmed in writing by either party.

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“Company B” Benefactum Alliance Business Consultant (Beijing) Co., Ltd.	“Company A” Shandong Yin Qiao Guarantee Limited Company
By:	By:
Name:	Name:
Title:	Title:

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